Exhibit 99.1

Trupanion Reports Third Quarter 2015 Results

- Total revenue of $37.9 million, up 25% year-over-year (up 30% on a constant currency basis)

- 276,988 total enrolled pets at quarter-end, up 25% year-over-year

SEATTLE, Nov. 3, 2015 /PRNewswire/ -- Trupanion, Inc. (NYSE: TRUP), a direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs, today announced financial results for the three and nine months ended September 30, 2015.

"Our third quarter performance was exceptionally strong, as evidenced by the strength of our new pet enrollments and the acceleration in our active hospital growth rate to the highest level in four years," said Darryl Rawlings, Trupanion's Chief Executive Officer. "As is evident, our Territory Partners continue to build the trust and support of veterinarians and their staff. We also continued our efforts to provide a world-class member experience with the deployment of Trupanion Express. We are ahead of schedule on Trupanion Express installations, having already achieved our year-end projections of 350 Trupanion Express enabled hospitals during the third quarter."

Rawlings added, "Our core subscription business remains the primary driver of our performance, posting 27% revenue growth despite foreign exchange headwinds and a 26% increase in enrolled pets. Our value proposition continues to resonate with our members, as evidenced by our continually strong 98.66% monthly membership retention rate. We also delivered subscription gross margin expansion to within our long-term target of 18-21%. As a result, subscription gross profit increased 54% over the prior year period."

Third Quarter 2015 Financial Highlights
(All comparisons on a year-over-year basis)

  Total revenue was $37.9 million, an increase of 25%.  Revenue growth was 30% on a constant currency basis.
  Subscription business revenue was $34.4 million, an increase of 27%.  Subscription business revenue increased 33% on a constant currency basis.
  Adjusted EBITDA was a loss of $(3.2) million, compared to a loss of $(2.9) million.
  Net loss was $(4.6) million, compared to a net loss of $(8.5) million.
  Cash, cash equivalents and short-term investments of $44.9 million.

Year-to-date 2015 Financial Highlights
(All comparisons on a year-over-year basis)

  Total revenue was $106.8 million, an increase of 27%.  Total revenue growth was 31% on a constant currency basis.
  Subscription business revenue was $96.7 million, an increase of 29%.  Subscription business revenue increased 34% on a constant currency basis.
  Adjusted EBITDA was a loss of $(9.7) million, compared to a loss of $(7.4) million.
  Net loss was $(14.2) million, compared to a net loss of $(16.9) million.

Third Quarter 2015 Operating Metrics
(All comparisons on a year-over-year basis)

  Monthly adjusted revenue per pet (ARPP) was $45.15, an increase of 0.6%.  ARPP increased 5% on a constant currency basis.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) was 4.6 to 1.
  Total enrolled pets (including pets from our other business segment) was 276,988 at quarter-end, up 25%.
  Subscription pets enrolled was 258,546 at quarter-end, up 26%.

Outlook
Trupanion currently expects to achieve the following results for the full year ending December 31, 2015:

  Total revenue is expected to be in the range of $146.5 - $148.5 million.
  Adjusted EBITDA is expected to be in the range of $(13)-$(10) million.

The company's outlook for full year 2015 assumes a 75% Canadian currency exchange rate, the approximate rate at the end of September 2015.

Revenue by Quarter

Conference Call
Trupanion's management will host a conference call today to review its third quarter 2015 results and to discuss its financial outlook for the full year 2015. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at http://investors.trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10057847.

About Trupanion
Founded in 2000, Trupanion is an industry-leading, direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs in the United States, Canada and Puerto Rico through its affiliated entities. With over 275,000 total enrolled pets (as of November 3, 2015), Trupanion is one of the largest pet medical insurance companies in North America with the mission to help the pets we all love receive the best veterinary care. Trupanion offers a simple, fair and comprehensive pet medical plan that pays 90% of covered veterinary costs for pets' illness and injury claims. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP. The company is headquartered in Seattle, WA and can be found online at Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans and financial objectives and its future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; fluctuations in the Canadian currency exchange rate; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to increase the number of Territory Partners and active hospitals; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; the ability to protect and enforce the Trupanion's intellectual property rights; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion's technology platform and website; and compliance with laws and regulations that apply to our business, including the sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion's Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, Trupanion's stated results include certain non-GAAP financial measures, including free cash flow, adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA. Free cash flow is a non-GAAP measure that Trupanion defines as net cash used in operating activities less purchases of property and equipment. Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from its subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from its subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense and other business segment sales and marketing expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion's reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion calculates non-GAAP free cash flow as net cash used in operating activities less purchases of property and equipment. Free cash flow is included as it is a key measure used by Trupanion's management and board of directors. Trupanion's management believes free cash flow is an important indicator of liquidity and its business performance as it measures the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities. Free cash flow also reflects changes in working capital. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:

Investors:
Laura Bainbridge, Addo Communications
310.829.5400
InvestorRelations@trupanion.com

Media:
Britta Gidican, Director, Public Relations
206.607.1930
MediaRelations@trupanion.com

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Revenue:
Subscription business	$34,420	$27,112	$96,684	$74,885
Other business	3,445	3,200	10,078	9,157
Total revenue	37,865	30,312	106,762	84,042
Cost of revenue:
Subscription business (1)	28,145	23,051	79,572	61,711
Other business	3,129	2,816	9,231	7,980
Total cost of revenue	31,274	25,867	88,803	69,691
Gross profit:
Subscription business	6,274	4,061	17,112	13,174
Other business	317	384	847	1,177
Total gross profit	6,591	4,445	17,959	14,351
Operating expenses:
Sales and marketing (1)	4,128	2,934	11,312	8,390
Technology and development (1)	3,005	2,532	8,683	7,285
General and administrative (1)	4,067	4,385	11,760	10,463
Total operating expenses	11,200	9,851	31,755	26,138
Operating loss	(4,609)	(5,406)	(13,796)	(11,787)
Interest expense	14	5,155	298	6,623
Other expense (income), net	4	(2,066)	8	(1,545)
Loss before income taxes	(4,627)	(8,495)	(14,102)	(16,865)
Income tax expense	16	14	102	36
Net loss	$(4,643)	$(8,509)	$(14,204)	$(16,901)

Net loss per share:
Basic and diluted	$(0.17)	$(0.41)	$(0.52)	$(2.09)
Weighted-average shares used to compute net loss per share:
Basic and diluted	27,755,310	20,857,126	27,564,975	8,092,287

(1)Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$68	$78	$195	$223
Sales and marketing	102	115	342	408
Technology and development	97	110	311	306
General and administrative	482	1,698	1,501	2,257
Total stock-based compensation expense	$749	$2,001	$2,349	$3,194

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,688	$53,098
Short-term investments	23,203	22,371
Accounts and other receivables	8,344	7,887
Prepaid expenses and other assets	2,157	1,299
Total current assets	55,392	84,655
Long-term investments, at fair value	2,420	942
Equity method investment	300	—
Property and equipment, net	9,614	7,862
Intangible assets, net	4,799	4,847
Other long term assets	29	—
Total assets	$72,554	$98,306
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,451	$1,962
Accrued liabilities	4,327	4,607
Claims reserve	6,188	5,107
Deferred revenue	10,604	9,345
Other payables	668	1,523
Total current liabilities	23,238	22,544
Long-term debt	-	14,900
Deferred tax liabilities	1,495	1,495
Other liabilities	412	92
Total liabilities	25,145	39,031
Stockholders' equity:
Common stock, $0.00001 par value per share, 200,000,000 shares authorized at September 30, 2015 and December 31, 2014, 28,898,227 and 28,277,248 issued and outstanding at September 30, 2015; 28,451,920 and 27,830,941 shares issued and outstanding at December 31, 2014.	-	-
Preferred stock: $0.00001 par value per share, 10,000,000 authorized at September 30, 2015 and December 31, 2014, and 0 issued and outstanding at September 30, 2015 and December 31, 2014.	-	-
Additional paid-in capital	121,741	119,045
Accumulated other comprehensive (loss) income	(348)	11
Accumulated deficit	(71,383)	(57,180)
Treasury stock, at cost: 620,979 shares at September 30, 2015 and December 31, 2014.	(2,601)	(2,601)
Total stockholders' equity	47,409	59,275
Total liabilities and stockholders' equity	$72,554	$98,306

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Operating activities
Net loss	$ (4,643)	$ (8,509)	$ (14,204)	$ (16,901)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	673	504	1,800	1,234
Amortization of debt discount and prepaid loan fees	5	4,563	5	5,033
Warrant income	-	(2,054)	-	(1,574)
Stock-based compensation expense	749	2,001	2,349	3,194
Other, net	22	4	(91)	56
Changes in operating assets and liabilities:
Accounts and other receivables	419	(508)	(504)	(828)
Prepaid expenses and other current assets	(488)	(335)	(868)	(456)
Accounts payable	223	76	(329)	151
Accrued liabilities	670	30	53	(398)
Claims reserve	413	1,018	1,127	(201)
Deferred revenue	561	520	1,310	823
Other payables, net	526	(573)	(416)	167
Net cash used in operating activities	(870)	(3,263)	(9,768)	(9,700)
Investing activities
Purchases of investment securities	(5,016)	(10,189)	(16,082)	(26,455)
Maturities of investment securities	3,313	4,962	13,580	23,239
Equity method investment	(300)	-	(300)	-
Purchases of property and equipment	(1,171)	(1,746)	(3,816)	(4,013)
Net cash used in investing activities	(3,174)	(6,973)	(6,618)	(7,229)
Financing activities
Release of restricted cash	-	2,700	-	3,000
Tax withholding on restricted stock	(259)	-	(643)	-
Payment of loan fee	-	-	-	(103)
Repayment of debt financing	-	(31,700)	(14,900)	(32,000)
Proceeds from exercise of stock options	113	115	914	161
Proceeds from debt financing	-	15,000	-	-
Proceeds from line of credit	-	-	-	17,000
Net proceeds from initial public offering	-	73,933	-	72,946
Net cash (used in) provided by financing activities	(146)	60,048	(14,629)	61,004
Effect of foreign exchange rates on cash, net	(278)	(31)	(395)	55
Net change in cash and cash equivalents	(4,468)	49,781	(31,410)	44,130
Cash and cash equivalents at beginning of period	26,157	9,288	53,098	14,939
Cash and cash equivalents at end of period	$ 21,688	$ 59,069	$ 21,688	$ 59,069

The following tables set forth our key financial and operating metrics:

	Nine Months Ended
	September 30,
	2015	2014
Total pets enrolled (at period end)	276,988	221,479
Total subscription pets enrolled (at period end)	258,546	205,194
Monthly adjusted revenue per pet	$ 44.88	$ 43.89
Lifetime value of a pet	$ 591	$ 580
Average pet acquisition cost	$ 132	$ 114
Average monthly retention	98.66%	98.67%
Adjusted EBITDA (in thousands)	$ (9,711)	$ (7,444)

	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Total pets enrolled (at period end)	276,988	259,948	246,106	232,450	221,479	207,969	194,902	182,497
Total subscription pets enrolled (at period end)	258,546	241,808	228,409	215,491	205,194	192,338	179,819	168,405
Monthly adjusted revenue per pet	$ 45.15	$ 45.10	$ 44.34	$ 44.79	$ 44.88	$ 43.60	$ 43.07	$ 43.06
Lifetime value of a pet (LVP)	$ 591	$ 570	$ 567	$ 591	$ 580	$ 602	$ 612	$ 613
Average pet acquisition cost (PAC)	$ 129	$ 133	$ 134	$ 145	$ 115	$ 114	$ 113	$ 106
Average monthly retention	98.66%	98.67%	98.66%	98.69%	98.67%	98.65%	98.65%	98.65%
Adjusted EBITDA (in thousands)	$ (3,234)	$ (3,165)	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)

The following table reflects the reconciliation of cash used in operating activities to free cash flow (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net cash used in operating activities	$ (870)	$ (3,263)	$ (9,768)	$ (9,700)
Purchases of property and equipment	(1,171)	(1,746)	(3,816)	(4,013)
Free cash flow	$ (2,041)	$ (5,009)	$ (13,584)	$ (13,713)

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September,
	2015	2014	2015	2014

GAAP cost of revenue	$31,274	$25,867	$88,803	$69,691
Stock-based compensation expense	(68)	(78)	(195)	(223)
Non-GAAP cost of revenue	$31,206	$25,789	$88,608	$69,468
% of revenue	82.4%	85.1%	83.0%	82.7%

GAAP gross profit	$6,591	$4,445	$17,959	$14,351
Stock-based compensation expense	68	78	195	223
Non-GAAP gross profit	$6,659	$4,523	$18,154	$14,574
% of revenue	17.6%	14.9%	17.0%	17.3%

GAAP sales and marketing expense	$4,128	$2,934	$11,312	$8,390
Stock-based compensation expense	(102)	(115)	(342)	(408)
Non-GAAP sales and marketing expense	$4,026	$2,819	$10,970	$7,982
% of revenue	10.6%	9.3%	10.3%	9.5%

GAAP technology and development expense	$3,005	$2,532	$8,683	$7,285
Stock-based compensation expense	(97)	(110)	(311)	(306)
Non-GAAP technology and development expense	$2,908	$2,422	$8,372	$6,979
% of revenue	7.7%	8.0%	7.8%	8.3%

GAAP general and administrative expense	$4,067	$4,385	$11,760	$10,463
Stock-based compensation expense	(482)	(1,698)	(1,501)	(2,257)
Non-GAAP general and administrative expense	$3,585	$2,687	$10,259	$8,206
% of revenue	9.5%	8.9%	9.6%	9.8%

GAAP operating loss	$(4,609)	$(5,406)	$(13,796)	$(11,787)
Stock-based compensation expense	749	2,001	2,349	3,194
Non-GAAP operating loss	$(3,860)	$(3,405)	$(11,447)	$(8,593)
% of revenue	10.2%	11.2%	10.7%	10.2%

GAAP subscription business gross profit	$6,274	$4,061	$17,112	$13,174
Stock-based compensation expense	68	78	195	223
Non-GAAP subscription business gross profit	$6,342	$4,139	$17,307	$13,397
% of subscription revenue	18.4%	15.3%	17.9%	17.9%

The following tables reflect the reconciliation of adjusted revenue to revenue (in thousands):

	Nine Months Ended
	September 30,
	2015	2014
Revenue	$ 106,762	$ 84,042
Excluding:
Other business revenue	(10,078)	(9,157)
Change in deferred revenue	1,072	731
Sign-up fee revenue	(1,477)	(1,209)
Adjusted revenue	$ 96,279	$ 74,407

	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Revenue	$ 37,865	$ 35,587	$ 33,310	$ 31,868	$ 30,312	$ 28,090	$ 25,640	$ 24,011
Excluding:
Other business revenue	(3,445)	(3,379)	(3,254)	(3,251)	(3,200)	(3,178)	(2,779)	(2,736)
Change in deferred revenue	423	321	328	247	385	84	262	452
Sign-up fee revenue	(542)	(451)	(484)	(363)	(425)	(407)	(377)	(345)
Adjusted revenue	$ 34,301	$ 32,078	$ 29,900	$ 28,501	$ 27,072	$ 24,589	$ 22,746	$ 21,832

The following tables reflect the reconciliation of contribution margin to gross profit (in thousands):

	Twelve Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Gross profit	$ 23,483	$ 21,337	$ 20,701	$ 19,874	$ 18,439	$ 18,113	$ 16,792	$ 15,644
Excluding:
Stock-based compensation expense	286	296	302	315	309	287	270	230
Other business segment gross profit	(1,211)	(1,278)	(1,549)	(1,539)	(1,468)	(1,314)	(967)	(768)
Change in deferred revenue	1,319	1,281	1,044	977	1,183	1,111	1,246	1,107
Sign-up fee revenue	(1,840)	(1,723)	(1,679)	(1,572)	(1,554)	(1,514)	(1,464)	(1,418)
Contribution margin	$ 22,037	$ 19,913	$ 18,819	$ 18,055	$ 16,909	$ 16,683	$ 15,877	$ 14,795

The following tables reflect the reconciliation of acquisition cost to sales and marketing expense (in thousands):

	Nine Months Ended
	September 30,
	2015	2014
Sales and marketing expenses	$ 11,312	$ 8,390
Excluding:
Stock-based compensation expense	(342)	(408)
Other business segment sales and marketing expense	(72)	(94)
Net of:
Sign-up fee revenue	(1,477)	(1,209)
Acquisition cost	$ 9,421	$ 6,679

	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Sales and marketing expenses	$ 4,128	$ 3,533	$ 3,651	$ 3,218	$ 2,934	$ 2,810	$ 2,646	$ 2,238
Excluding:
Stock-based compensation expense	(102)	(110)	(130)	(147)	(115)	(144)	(149)	(185)
Other business segment sales and marketing expense	(16)	(30)	(26)	(30)	(22)	(28)	(44)	(6)
Net of:
Sign-up fee revenue	(542)	(451)	(484)	(363)	(425)	(407)	(377)	(345)
Acquisition cost	$ 3,468	$ 2,942	$ 3,011	$ 2,678	$ 2,372	$ 2,231	$ 2,076	$ 1,702

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Nine Months Ended
	September 30,
	2015	2014
Net loss	$ (14,204)	$ (16,901)
Excluding:
Stock-based compensation expense	2,349	3,194
Depreciation and amortization expense	1,800	1,234
Interest income	(56)	(56)
Interest expense	298	6,623
Change in fair value of warrant liabilities	-	(1,574)
Income tax expense	102	36
Adjusted EBITDA	$ (9,711)	$ (7,444)

	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Net loss	$ (4,643)	$ (4,625)	$ (4,936)	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)	$ (3,203)
Excluding:
Stock-based compensation expense	749	897	703	890	2,001	626	567	574
Depreciation and amortization expense	649	563	566	441	505	419	310	229
Interest income	(19)	(18)	(19)	(18)	(20)	(18)	(18)	(13)
Interest expense	14	40	245	103	5,155	726	742	225
Change in fair value of warrant liabilities	-	-	-	-	(2,054)	(740)	1,219	414
Income tax expense (benefit)	16	(22)	108	(43)	14	7	14	(6)
Adjusted EBITDA	$ (3,234)	$ (3,165)	$ (3,333)	$ (2,903)	$ (2,908)	$ (2,459)	$ (2,079)	$ (1,780)

The following table reflects 2014 results by quarter after the reclass of certain pets from the subscription business segment to the other business segment (in thousands):

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2014	2014	2014	2014
Revenue:
Subscription business	$ 28,617	$ 27,112	$ 24,912	$ 22,861
Other business	3,251	3,200	3,178	2,779
Total revenue	31,868	30,312	28,090	25,640
Cost of revenue:
Subscription business	23,456	23,051	20,273	18,387
Other business	2,888	2,816	2,667	2,497
Total cost of revenue	26,344	25,867	22,940	20,884
Gross profit:
Subscription business	5,161	4,061	4,639	4,473
Other business	363	384	511	283
Total gross profit	5,524	4,445	5,150	4,756
Operating expenses:
Sales and marketing	3,218	2,934	2,810	2,646
Technology and development	2,614	2,532	2,553	2,200
General and administrative	3,850	4,385	3,292	2,786
Total operating expenses	9,682	9,851	8,655	7,632
Operating loss	(4,158)	(5,406)	(3,505)	(2,876)
Interest expense	103	5,155	726	736
Other expense (income), net	58	(2,066)	(759)	1,286
Loss before income taxes	(4,319)	(8,495)	(3,472)	(4,898)
Income tax (benefit) expense	(43)	14	7	15
Net loss	$ (4,276)	$ (8,509)	$ (3,479)	$ (4,913)

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